SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 29, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2004, we announced the appointment of Bruce Sanguinetti as President and Chief Executive Officer of NeoReach, Inc., one of our wholly-owned subsidiaries, effective January 1, 2005.

Mr. Sanguinetti has over 25 years of experience in the wireless, computer and technology fields, with the last 15 years of his career focused on the development and marketing of wireless communications devices. Prior to agreeing to join NeoReach, Mr. Sanguinetti served from November 2001 to August 2004 as President and Chief Executive Officer of Bermai Inc., a developer of next-generation semiconductor chips under the “Wi-Fi” standard. Prior to joining Bermai, Mr. Sanguinetti served from September 2000 to September 2001 as President of Speedcom Wireless Corporation, a wireless software technology company. From October 1999 until September 2000, Mr. Sanguinetti served as a director of Speedcom and Evitek. In September 1995 Mr. Sanguinetti co-founded BreezeCom, Inc. (now Alvarion), a developer and marketer of wireless LAN chipsets and devices, and served as its President from its founding until September 1999.

Our press release announcing this hiring is filed as Exhibit 99.1 and incorporated herein by reference. A copy of the Employment Agreement will be filed in an amendment to this Form 8-K after the Employment Agreement has been finalized.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits Furnished.

99.1 Press Release, dated November 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: December 3, 2004